Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on March 15, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Trinseo S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	2821 (Primary standard industrial classification code number)	N/A (I.R.S. employer identification number)

1000 Chesterbrook Boulevard
Suite 300
Berwyn, PA 19312
(610) 240-3200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Angelo Chaclas
Senior Vice President, Chief Legal Officer and Corporate Secretary
1000 Chesterbrook Boulevard
Berwyn, PA 19312
(610) 240-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig E. Marcus
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts
Telephone: (617) 951-7000
Facsimile: (617) 951-7050

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated Filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Ordinary Shares, $0.01 par value per ordinary share	37,269,567	$34.60	$1,289,527,018.20	$129,855.37

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Ordinary Shares on March 10, 2016 as reported on the New York Stock Exchange.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated March 15, 2016

Trinseo S.A.

37,269,567 Ordinary Shares

        The selling shareholder identified in this prospectus may offer and sell from time to time, in one or more series or issuances and on terms that will be determined at the time of the offering, 37,269,567 ordinary shares of Trinseo S.A. We will not receive any proceeds from the sale of shares by the selling shareholder.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby.

        Our ordinary shares are listed on the New York Stock Exchange under the symbol "TSE." On March 14, 2016, the last sale price of our ordinary shares as reported on the New York Stock Exchange was $34.67 per share.

        Investing in our ordinary shares involves substantial risks. See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying our ordinary shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2016

        We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended ("Securities Act"), using a "shelf" registration process. Under this shelf registration process, the selling shareholder may, on a continuous basis, in one or more offerings, sell or otherwise dispose of up to 37,269,567 ordinary shares. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        We will not receive any proceeds from the sale or other disposition of the ordinary shares registered hereunder.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless otherwise indicated or the context otherwise requires, the terms "Trinseo," "we," "us," "our," "our Company" and "our business" refer to Trinseo S.A. together with its consolidated subsidiaries. Prior to our formation, our businesses were wholly-owned by The Dow Chemical Company. We refer to our predecessor businesses as "the Styron business." On June 17, 2010, investment funds advised or managed by Bain Capital Partners, LP acquired the Styron business, and Dow Europe Holding B.V., which we refer to as "Dow Europe," or, together with other affiliates of The Dow Chemical Company, "Dow," retained an ownership interest in the Styron business through an indirect ownership interest in us. We refer to this transaction as the "Acquisition." References to "selling shareholder" and "Parent" refer to Bain Capital Everest Manager Holdings SCA described under the heading "Selling Shareholder" on page 6, who may sell shares as described in this prospectus.

        You should carefully read the entire prospectus, including information incorporated by reference into this prospectus and the "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" sections of this prospectus, before deciding whether to invest in our ordinary shares.

 ABOUT TRINSEO S.A.

        Trinseo is a leading global materials company engaged in the manufacture and marketing of synthetic rubber, latex, and plastics, including various specialty and technologically differentiated products. Trinseo's products are incorporated into a wide range of products throughout the world, including tires and other products for automotive applications, carpet and artificial turf backing, coated paper and packaging board, food packaging, appliances, medical devices, consumer electronics and construction applications. Trinseo had approximately $4.0 billion in net sales in 2015, and as of December 31, 2015 had 2,270 employees and 18 manufacturing sites worldwide.

        Trinseo is a Luxembourg limited liability company (société anonyme), with a registered office at 4, rue Lou Hemmer, L-1748 Luxembourg, Grand Duchy of Luxembourg and registered with Luxembourg's Register of Commerce and Companies (RCS) under RCS number B153.549.

RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. See "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk Factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference herein, contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "intend," "forecast," "outlook," "will," "may," "might," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management's evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include economic, business, competitive, market and regulatory conditions and the following:

  •
  our current level of indebtedness;

  •
  the stability of our joint ventures;

  •
  lawsuits resulting from products or operations;

  •
  volatility in costs or disruption in the supply of the raw materials utilized for our products;

  •
  hazards associated with chemical manufacturing;

  •
  the competitive nature of our end markets;

  •
  our continued reliance on our relationship with The Dow Chemical Company;

  •
  our compliance with environmental, health and safety laws;

  •
  conditions in the global economy and capital markets;

  •
  any disruptions in production at our manufacturing facilities;

  •
  increases in the cost of energy;

  •
  our ability to maintain the necessary licenses and permits we need for our operations;

  •
  failure to maintain an effective system of internal controls;

  •
  current insurance not covering all potential exposures;

  •
  changes in laws and regulations applicable to our business;

  •
  our dependence upon key executive management and any inability to attract and retain other qualified management personnel;

  •
  fluctuations in currency exchange rates;

  •
  strategic acquisitions affecting current operations;

  •
  the loss of customers;

  •
  any inability to continue technological innovation and successful introduction of new products;

  •
  any inability to protect our trademarks, patents or other intellectual property rights;

  •
  data security breaches;

  •
  failure of our assumptions and projections to be accurate;

  •
  local business risks in different countries in which we operate;

  •
  seasonality of our business; and

  •
  other risks described in the "Risk Factors" section of this prospectus and the applicable prospectus supplement.

        We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the section entitled "Risk Factors" and the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our other public communications. You should evaluate all forward-looking statements made in this prospectus and the documents incorporated by reference herein in the context of these risks and uncertainties.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus and the documents incorporated by reference herein are made only as of the date of the applicable document. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of our ordinary shares by the selling shareholder.

SELLING SHAREHOLDER

        The selling shareholder named in this prospectus may offer to sell from time to time up to 37,269,567 of our ordinary shares, as provided in this prospectus under the section entitled "Plan of Distribution" and in any applicable prospectus supplement. However, we do not know when or in what amount the selling shareholder may offer its shares for sale under this prospectus. The selling shareholder received such shares in connection with the Acquisition.

			Maximum Number of Shares that may be offered pursuant to this Prospectus
	Shares owned Prior to the Offering			Shares Owned After the Offering
Name	Number of Shares	Percentage		Number of Shares	Percentage
Bain Capital Everest Manager Holdings SCA ("Parent")(1)	37,269,567	76.4%	37,269,567

(1)
The general partner of our Parent is Bain Capital Everest Manager S.à.r.l. ("BCEM"). By virtue of the relationships described in this footnote, BCEM may be deemed to exercise voting and dispositive power with respect to the shares held by Parent. Michel G. Plantevin, Aurélien Vasseur, Christopher D. Pappas, Stephen Thomas, Felix Hauser, and Stephen M. Zide are each managers of BCEM. The managers of BCEM disclaim beneficial ownership of such shares to the extent attributed to them solely by virtue of serving as a manager of BCEM. All of the outstanding share capital of BCEM is held by Bain Capital Europe Fund III, L.P. ("Europe Fund III") and, in that capacity, Europe Fund III has the power to appoint the managers of BCEM. Bain Capital Investors, LLC ("BCI") is the general partner of Bain Capital Partners Europe III, L.P., which is the general partner of Europe Fund III. As a result of the relationships described above, BCI may be deemed to share beneficial ownership of the shares held by our Parent. The governance, investment strategy and decision-making process with respect to investments held by Europe Fund III is directed by BCI's Global Private Equity Board ("GPEB"), which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, David Gross-Loh, Stephen Pagliuca, Michel G. Plantevin, Dwight Poler, and Jonathan Zhu. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by our Parent. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. The address for our Parent and BCEM is 4, rue Lou Hemmer, L-1748 Luxembourg, Grand Duchy of Luxembourg. Europe Fund III has an address of Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104 Cayman Islands and BCI has an address c/o Bain Capital Partners, LP, 200 Clarendon Street, Boston, Massachusetts 02116. The address of Mr. Hauser is c/o Bain Capital Beteiligungsberatung GmbH Maximilianstrasse 11, 80539 Munich, Germany.

 PLAN OF DISTRIBUTION

        The selling shareholder will sell the securities offered hereby in one or more of the following ways (or in any combination there) from time to time:

  •
  to or through underwriters;

  •
  through agents;

  •
  through brokers or dealers;

  •
  directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

  •
  through a combination of such methods; or

  •
  through any other method permitted by applicable law.

        A prospectus supplement will describe the terms of the offering of the ordinary shares, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amount of ordinary shares underwritten or purchased by each of them;

  •
  the public offering price of the ordinary shares, the proceeds to the selling shareholder, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters', dealers' or agents' compensation;

  •
  any delayed delivery arrangements; and

  •
  information about the selling shareholder, including the relationship between the selling shareholder and us.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the prospectus supplement and may be changed from time to time.

        Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the ordinary shares being offered thereby.

        The selling shareholder may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling shareholder pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling shareholder with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling shareholder in the ordinary course of business. We and the selling shareholder may also use underwriters or such other third parties with whom we or such selling shareholder have a material relationship. We and the selling shareholder will describe the nature of any such relationship in the applicable prospectus supplement.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in our ordinary shares. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of our ordinary shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        Our ordinary shares are listed on The New York Stock Exchange. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market in our ordinary shares.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the ordinary shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the ordinary shares originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the ordinary shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some of its attorneys are limited partners of RGIP, LP, which is an investor in certain investment funds advised or managed by Bain Capital Partners, LP and often a co-investor with such funds. RGIP, LP indirectly owns less than 1% of our outstanding ordinary shares. The validity of the issuance of ordinary shares to be sold in this offering will be passed upon for us by Loyens & Loeff Luxembourg S.à.r.l., Luxembourg.

EXPERTS

        The audited financial statements of Trinseo S.A. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, except as they relate to Americas Styrenics LLC, and the effectiveness of internal control over financial reporting as of December 31, 2015 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to Americas Styrenics LLC, and management's assessment of the effectiveness of internal control over financial reporting have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Americas Styrenics LLC, incorporated in this prospectus by reference from Trinseo S.A.'s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our ordinary shares being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the ordinary shares, reference is made to the registration statement and the exhibits and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. These materials may also be accessed electronically from the SEC's website, www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with it, which means that we can disclose important information to you by referring to these documents. The information incorporated by reference is considered to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, except for information furnished under Items 2.02, 7.01, or 9.01 on Form 8-K or other information "furnished"

to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

  •
  Our annual report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 11, 2016 (File No. 001-36473), and as amended on March 15, 2016;

  •
  Our current reports on Form 8-K filed with the SEC on January 26, 2016 and February 26, 2016; and

  •
  The description of our ordinary shares contained in the Registration Statement on Form 8-A, as filed with the SEC on June 2, 2014 (File No.001-36473).

        You may request a copy of these filing, at no cost, by writing or telephoning us at:

Trinseo S.A.
Attn: Corporate Secretary
1000 Chesterbrook Boulevard
Suite 300
Berwyn, PA 19312
(610) 240-3200

        Copies of the filings are also available, without charge on the SEC's website, www.sec.gov, and on our website, www.trinseo.com, as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Trinseo S.A.

37,269,567 Ordinary Shares

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority filing fee.

SEC registration fee		$129,855
FINRA filing fee		193,929
Blue sky fees and expenses		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*
TOTAL	$	*

*
These fees will be calculated at the time of sale and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        According to Luxembourg case law, liability exemption clauses, in a contractual arrangement between a director and company or included in the articles of association of a company, are generally accepted as valid to the extent that they are: (a) voluntarily agreed without fraud; (b) not prohibited by specific legal provisions, legal principles, general interest or protection of certain creditors; and (c) not in contradiction with the purpose, or the other provisions, of the agreement. Because an arrangement between a company and a director to hold the director harmless against the financial consequences of a claim on the basis of a director's personal liability for faults committed during the exercise of its mandate offers similar protection as a D&O liability insurance policy, which insurances are generally admitted under Luxembourg law, it is generally accepted that indemnity agreements are allowed as well, provided that they do not aim to cover criminal charges.

        The Articles of Association of Trinseo S.A. contain an undertaking for us to indemnify any manager or other officer of the company for any costs that may be incurred in connection with any legal proceedings against such officer in its capacity as officer of Trinseo S.A., except in case of fraud, willful misconduct, bad faith, gross negligence or reckless disregard to his duties as director.

        We entered into indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf to the fullest extent permitted under Luxembourg law.

        The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

        We maintain directors' and officers' liability insurance for the benefit of our directors and officers.

        Also see "Item 17. Undertakings."

Item 16.    Exhibits

Exhibit No.		Description
1.1	*	Underwriting Agreement.

4.1		Form of Specimen Share Certificate of Trinseo S.A. (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 of the Registration Statement filed on Form S-1, File No. 333-194561, filed May 16, 2014).

4.2		Form of Registration Rights Agreement between the Company and Bain Capital Everest Manager Holding S.C.A. (incorporated by reference to Exhibit 4.8 to Amendment No. 2 to the Registration Statement filed on Form S-1, File no. 333-194561, filed May 5, 2014).

5.1	†	Opinion of Loyens & Loeff Luxembourg S.à.r.l.

21.1	†	Subsidiaries of Trinseo S.A.

23.1	†	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP.

23.2	†	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.

23.3	†	Consent of Loyens & Loeff Luxembourg S.à.r.l. (incorporated herein by reference to Exhibit 5.1 filed herewith).

*
To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of ordinary shares.

†
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that

          Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)

  of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn and Commonwealth of Pennsylvania on March 15, 2016.

TRINSEO S.A.
By:	/s/ CHRISTOPHER D. PAPPAS
	Name:	Christopher D. Pappas
	Title:	President, Chief Executive Officer, and Interim Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher D. Pappas and Angelo N. Chaclas and each of them to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER D. PAPPAS Christopher D. Pappas	Director, President, Chief Executive Officer, and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	March 15, 2016
/s/ RYAN J. LEIB Ryan J. Leib	Corporate Controller (Principal Accounting Officer)	March 15, 2016
/s/ JEFFREY J. COTE Jeffrey J. Cote	Director	March 15, 2016
/s/ PIERRE-MARIE DE LEENER Pierre-Marie De Leener	Director	March 15, 2016

Signature	Title	Date

/s/ FELIX HAUSER Felix Hauser	Director	March 15, 2016
/s/ DONALD T. MISHEFF Donald T. Misheff	Director	March 15, 2016
/s/ MICHEL G. PLANTEVIN Michel G. Plantevin	Director	March 15, 2016
/s/ STEPHEN THOMAS Stephen Thomas	Director	March 15, 2016
/s/ AURÉLIEN VASSEUR Aurélien Vasseur	Director	March 15, 2016
/s/ STEPHEN M. ZIDE Stephen M. Zide	Director	March 15, 2016

EXHIBIT LIST

Exhibits and Financial Statements Schedules.

Exhibit No.		Description
1.1	*	Underwriting Agreement.
4.1
Form of Specimen Share Certificate of Trinseo S.A. (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 of the Registration Statement filed on Form S-1, File No. 333-194561, filed May 16, 2014).
4.2
Form of Registration Rights Agreement between the Company and Bain Capital Everest Manager Holding S.C.A. (incorporated by reference to Exhibit 4.8 to Amendment No. 2 to the Registration Statement filed on Form S-1, File no. 333-194561, filed May 5, 2014).
5.1	†	Opinion of Loyens & Loeff Luxembourg S.à.r.l.
21.1	†	Subsidiaries of Trinseo S.A.
23.1	†	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP.
23.2	†	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.
23.3	†	Consent of Loyens & Loeff Luxembourg S.à.r.l. (incorporated herein by reference to Exhibit 5.1 filed herewith).

*
To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of ordinary shares.

†
Filed herewith.